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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 31, 1996



                         FITZGERALDS GAMING CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)

       0-26518                                           88-0329170
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(Commission File Number)                       (IRS Employer Identification No.)


                   301 FREMONT STREET, LAS VEGAS, NEVADA 89101
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               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2400


                                       NA
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         Fitzgeralds Reno, Inc. ("FRI"), a wholly owned subsidiary of Fitzgeralds Gaming Corporation (the "Company"), is indebted to, among others (i) an individual in connection with the acquisition of Fitzgeralds Reno, pursuant to a promissory note the principal amount of which approximated $18,000,000 at December 31, 1996, collateralized by a second deed of trust on Fitzgeralds Reno (the "Fitzgeralds Reno Note") and (ii) another individual in connection with the repurchase of common stock, pursuant to a promissory note the principal amount of which approximated $5,700,000 at December 31, 1996, collateralized by a third deed of trust on Fitzgeralds Reno (the "Stockholder Note"). On June 18, 1996, the holder of the Stockholder Note notified FRI that it was in default under the third deed of trust securing the Stockholder Note by reason of its failure to make the installment payment due thereunder on June 1, 1996. In response, FRI provided the holder of the Stockholder Note with certain information which FRI contends evidenced that the default in payment resulted from insufficient cash flow; accordingly, any foreclosure proceeding with respect to Fitzgeralds Reno was required to be delayed for up to 12 months, under specified circumstances, until not later than June 18, 1997, although any default would not have been cured. The holder of the Stockholder Note disputed FRI's contention that the information furnished was sufficient to require a delay of any foreclosure proceedings. On September 9, 1996, the holder of the Stockholder Note notified FRI that on September 4, 1996 it had filed and recorded in Washoe County, Nevada a Notice of Breach and Default and of Election to Cause Sale of Real Property Under Deed of Trust (the "Foreclosure Notice"). Pursuant to the Foreclosure Notice, the holder of the Stockholder Note declared the entire amount owing under the Stockholder Note to be immediately due and payable and started FRI's 35-day statutory reinstatement period. Although FRI disputed, among other things, the validity of the Foreclosure Notice, on October 14, 1996, FRI and the holder of the Stockholder Note agreed, in consideration of the payment by FRI of $48,293, to extend FRI's statutory reinstatement period through November 13, 1996, if the Foreclosure Notice was valid. Although the holder of the Stockholder Note has subsequently refrained from noticing any foreclosure sale of Fitzgeralds Reno or otherwise pursuing the foreclosure proceedings, there have been no further written extensions of the reinstatement period and the statutory three-month period between the recording of the Foreclosure Notice and the date on which a foreclosure sale could be held has expired. Absent a waiver or other resolution, FRI believes that the holder of the Stockholder Note may be able to commence a foreclosure proceeding as early as June 18, 1997.

         FRI and the holder of the Stockholder Note are continuing to discuss a resolution of the situation, and FRI is hopeful that it will be able to reach a satisfactory resolution. As of May 30, 1997, FRI was approximately $972,000 in arrears on the Stockholder Note and the entire amount owing thereon was approximately $6,200,000.

         As disclosed in the Company's Form 10-K/A for the fiscal year ended December 31, 1996, FRI had made interest and partial principal payments on the Fitzgeralds Reno Note since March 1996 and, as of December 31, 1996, was approximately $886,000 in arrears on such note. As of May 30, 1997, FRI was approximately $1,500,000 in arrears on the Fitzgeralds Reno Note. Although the holder of the Fitzgeralds Reno Note has not declared the note in default or commenced foreclosure proceedings, the holder of the Fitzgeralds Reno Note has not waived any rights with respect thereto.



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As a result, the Company classified the entire principal amount of the
Fitzgeralds Reno Note, approximately $18,000,000, as current as of December 31, 1996.

         As a result of the foregoing, an event of default may exist under the terms of the Note Purchase Agreement, dated as of December 30, 1996 (the "Note Purchase Agreement"), pursuant to which $5,882,000 principal amount of the Company's 13% Priority Secured Notes Due December 31, 1998 (the "Priority Notes") were issued. Such event of default may exist under Section 8.1(4) of the Note Purchase Agreement because of certain statements, representations or warranties made in Section 4 of the Note Purchase Agreement which may have been inaccurate, untrue or misleading in some material respect when made by reason of the foregoing. In addition, the facts and circumstances concerning the Stockholder Note and the Fitzgeralds Reno Note which are described herein were not disclosed in the Company's Form 10-Q for the quarter ended June 30, 1996 or in its Form 10-Q for the quarter ended September 29, 1996 which, among other documents, was attached as an exhibit to the Company's Solicitation of Consents, dated December 23, 1996, of the holders of its Senior Secured Notes in connection with the issuance of the Priority Notes. The holders of the Priority Notes and Senior Secured Notes have been notified of such facts and circumstances concurrently with the filing of this Form 8-K. If the event of default under Section 8.1(4) of the Note Purchase Agreement is not waived by the holders of a majority in principal amount of the Priority Notes, the holders of a majority in principal amount of the Priority Notes may declare the Priority Notes to be immediately due and payable in accordance with the terms of the Note Purchase Agreement.

         The Company is the Issuer, and FRI is a Subsidiary Guarantor, under an Indenture, dated as of December 19, 1995, as supplemented by the first Supplemental Indenture, dated as of December 30, 1996 (collectively, the "Indenture"), among the Company, as issuer, the Subsidiary Guarantors (as defined in the Indenture) and BNY Western Trust Company, as successor to Wells Fargo Bank, N.A. (formerly First Interstate Bank of Nevada, N.A.), as Trustee. Pursuant to the Indenture, the Company issued $123,000,000 aggregate principal amount of 13% Senior Secured Notes Due 2002 With Contingent Interest. An event of default under the Note Purchase Agreement constitutes an Event of Default under Section 501(e) of the Indenture. Section 1009(b) of the Indenture requires that the Company provide an Officers' Certificate to the Trustee within three Business Days after the Company becomes aware of the occurrence of any event, notice or action requiring an Officers' Certificate. An Officers' Certificate has been provided to the Trustee. If the holders of a majority in principal amount of the Senior Secured Notes do not similarly waive such event of default, the Trustee or the holders of not less than 25% in principal amount of the outstanding Senior Secured Notes may declare the Senior Secured Notes to be immediately due and payable in accordance with the terms of the Indenture. In addition, an event of default under the Note Purchase Agreement and, therefore, the Indenture would, unless cured or waived, constitute events of default under other agreements pursuant to which the Company is indebted for borrowed money or otherwise.

         The Company is currently discussing with the respective holders of the Stockholder Note and the Fitzgeralds Reno Note arrangements to cure any defaults thereunder and, although there can be no assurance, it hopes to reach a satisfactory resolution prior to June 30, 1997. If such negotiations are



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concluded successfully, the Company would then seek permanent waivers to cure any remaining technical defaults.

         The Company intends to prepare and file as promptly as possible amendments to its Form 10-K/A for the fiscal year ended December 31, 1996 and Form 10-Q for the quarter ended March 30, 1997 which will address such facts and circumstances.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FITZGERALDS GAMING CORPORATION
                                           (Registrant)



          June   , 1997                    By:  /s/ FERNANDO BENSUASKI
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               Date                              Fernando Bensuaski
                                              Executive Vice President,
                                          Chief Financial Officer and Secretary



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